1 Ally Financial Inc. Morgan Stanley Financials Conference June 14, 2017

2 Forward-Looking Statements and Additional Information This presentation and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about targets and expectations for various financial and operating metrics. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. This presentation and related communications should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2016, and other SEC filings. Financial and other information for any period after December 31, 2016, is preliminary and is based on internal or external information available to us at the time of this presentation. This presentation and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. Our use of the term “loans” describes all of the products associated with our direct and indirect lending activities. The specific products include loans, retail installment sales contracts, lines of credit, leases, and other financing products. The term “lend” or “originate” refers to our direct origination of loans or our purchase or acquisition of loans.

3 Net Financing Revenue (excluding OID)(1) Growth Simulation (1) Represents a non-GAAP financial measure. Excludes OID. See page 9 for details. Deposit Growth 2016 Medium-term Target Auto Portfolio Optimization Product Expansion + Corporate Finance and Mortgage growth + Wealth management $4 billion Path to $5 billion +/- Net Financing Revenue(1) $5 +/- billion + Higher Loan Yields and Balances − Lease decline + Reduce unsecured funding footprint + Reduce secured funding footprint + Securities portfolio/excess liquidity

4 Asset Mix ($ billions) 1Q 2017(1) Medium-term Expectations Average Balance Average Yield Retail Auto Loan $66 5.7% • Estimated originated yield(3) YTD ’17 of 6.3% Commercial Auto $38 3.2% • Asset yields expected to rise with benchmarks Auto Lease $11 5.7% • Expect normalized balance of approximately $7-8 billion Mortgage $11 3.5% • Capital efficient asset growth Corporate Finance $3 6.5% • Expect normalized balance of approximately $6-7 billion Total Loans & Leases $129 4.8% Securities $20 2.5% • Capital efficient - expect growth with deposit funding Cash & Other $3 1.5% • Fairly flat Total Earning Assets $153 4.4% Asset growth from capital efficient assets while auto assets relatively flat (1) Average balances as of 3/31/2017; yields represent 1Q 2017 average (2) Note: numbers may not foot due to rounding (3) Estimated originated yield is a forward-looking non-GAAP financial measure determined by calculating the estimated average annualized yield for loans originated during the period.

5 Deposits 41% Secured 28% Unsecured 27% FHLB / Other 5% Deposits 57% Secured 19% Unsecured 15% FHLB / Other 9% Secured Unsecured FHLB / Other Deposits ~70 - 75%Liability Mix ($ billions) 1Q 2017(1) Medium-term Expectations Average Balance Average Yield Deposits $82 1.1% • Expect growth of $12+ billion per year (total deposits) Secured Debt $28 1.9% • Less reliance as deposits become primary funding Unsecured Debt $21 5.1% • Scheduled maturities replaced with deposit funding FHLB/Other(2) $13 1.2% • Fungible use for mortgage growth opportunities Total Funding Sources(3) $144 1.9% Mix continues to shift towards deposits as the primary funding source 2013 1Q 2017 Medium-term Target Note: Funding profiles based on average daily balances (1) Average balances as of 3/31/2017; yields represent 1Q 2017 average (2) Includes Demand Notes, FHLB, and Repurchase Agreements (3) Represents a non-GAAP financial measure. Excludes OID. See page 9 for calculation methodology and details.

Unsecured Maturities

ally

Significant benefit as unsecured debt maturities are replaced with low-cost deposits

Ally Unsecured Debt Securities(1)

Maturity Date	Coupon	Principal Amount Outstanding(2) ($ billions)	Illustrative EPS Savings @ Refi. Cost of:(3) 1.25%	2.00%
1/30/2017	2.750	$1.00	$0.02	$0.01
2/15/2017	5.500	$1.50	$0.09	$0.07
9/29/2017	3.250	$0.30	$0.01	$0.01
12/1/2017	6.250	$1.00	$0.07	$0.06
12/15/2017	2.500	$0.46	$0.01	$0.00
2/13/2018	3.250	$0.60	$0.02	$0.01
5/21/2018	3.600	$1.00	$0.03	$0.02
9/10/2018	4.750	$0.75	$0.04	$0.03
11/5/2018	3.250	$0.75	$0.02	$0.01
12/31/2018	8.000	$0.48	$0.05	$0.04
1/27/2019	3.500	$0.75	$0.03	$0.02
11/18/2019	3.750	$0.80	$0.03	$0.02
3/15/2020	8.000	$0.97	$0.11	$0.10
3/30/2020	4.125	$0.75	$0.04	$0.03
9/15/2020	7.500	$0.46	$0.05	$0.04
4/15/2021	4.250	$0.60	$0.03	$0.02
2/13/2022	4.125	$0.65	$0.03	$0.02
5/19/2022	4.625	$0.40	$0.02	$0.02
9/30/2024	5.125	$0.70	$0.05	$0.04
3/30/2025	4.625	$0.50	$0.03	$0.02
11/20/2025	5.750	$1.05	$0.08	$0.07
11/1/2031	8.000	$0.49	$0.06	$0.05
11/1/2031	8.000	$2.00	$0.23	$0.21

~$12 billion in maturities
('17 – '20)

Between
$0.45 - $0.60
annual EPS benefit
timing of full benefit subject to bank leverage ratio normalization

Long runway for continued liability optimization

(1) Excludes retail notes, demand notes, trust preferred securities and unsecured credit facility.
(2) Reflects notional value of outstanding bond. Excludes OID and capitalized transaction costs.
(3) Illustrative EPS savings assumes 35% tax rate.

6

7 Secured Debt Footprint Secured funding poised to become more efficient over time as assets move to bank ($ billions) 1Q 2017 Average Balance Average Yield Secured Facilities Bank $3 1.8% Parent $12 1.9% Securitization Platforms AFIN (parent)(1) $6 2.2% AMOT (bank)(2) $5 1.6% AART (bank)(3) $2 1.4% Total Secured Funding $28 1.9% Average balances and yields represents 1Q 2017 average Note: does not include FHLB funding and ~$125 million of lease securitizations (1) AFIN – Ally Financial Inc. (Parent) non-prime retail auto loan asset backed securitization program (2) AMOT – Ally Bank dealer floorplan asset backed securitization program (3) AART – Ally Bank prime retail auto loan asset backed securitization program Expect significant reduction in parent funding needs over the medium-term Fixed vs. Variable Secured Debt ($ billions) Note: total balance sheet secured debt, includes FHLB funding 45% 53% 55% 47% $44.1 $33.5 $0 $10 $20 $30 $40 $50 2014 1Q 2017 Fixed Rate Variable Rate

8 Ally - Deposit Pricing Path v. Fed Funds Target Based on May 31st, 2017 Forward Curve 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% Deposit Re-pricing Modeling pass-through rate to steepen over time  Betas have been muted through FOMC tightening actions to date, but are expected to steadily increase over time  Ally’s deposit growth expected to outpace balance sheet growth over next several years as funding mix is optimized A lly Dep o s it P ri c in g ( ill u s tr at iv e ) Fed Funds Target Longer-term Deposit Beta 70-75% Through Medium-term Deposit Beta 30-50% Ally’s interest rate risk models use dynamic assumptions driven by a number of factors, including the overall level of interest rates and the spread between short-term and long-term interest rates to project changes in Ally’s retail deposit offered rates. Please see the 10-Q for more details.

9 Notes on non-GAAP and other financial measures Supplemental Net Financing Revenue (ex. OID) is a non-GAAP financial that adjusts non-cash expense bond exchange original issue discount (OID). Total Funding Sources (ex. OID) is a non-GAAP financial that adjusts bond exchange original issue discount (OID). Reflects average balances. Net Financing Revenue (ex. OID) Total Funding Sources (ex. OID) $ in millions FY 2016 $ in b illions 1Q 2017 GAAP Net Financing Revenue 3,907$ GAAP Total Funding Sources 143$ Original Issue Discount ("OID") 57 Original Issue Discount ("OID") 1 Net Financing Revenue (ex. OID) 3,964$ Total Funding Sources (ex. OID) 144$